3062716

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

DEC 3 1 2007

ARTICLES OF INCORPORATION
OF
SHIBUE COUTURE, INC.

I.

The name of the Corporation is SHIBUE COUTURE, INC.

II.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation code.

III.

The name and address in the State of California of this Corporation's initial agent for service of process is:

JENNY BUETTNER
17212 SIMS ST.
HUNTINGTON BEACH, CA 92649

IV.

This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

V.

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

VI.

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Date:

OFFICE OF THE SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

JENNY BUETTNER

A0682909

State of California
Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

OCT 03 2008

Debra Bowen

DEBRA BOWEN
Secretary of State

Sec/State Form CE-107 (REV 1/2007)

OSP 06 99734

A0682909

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

OCT 01 2008

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

SHIBUE COUTURE, INC.

I, **JENNY BUETTNER**, certify that:

I am the duly elected President and Secretary of **SHIBUE COUTURE, INC.**, a California corporation.

1. On or about the 1st day of October, 2008, the Shareholder and the Board of Directors voted to amend Article IV of the Corporation's Articles of Incorporation to read as follows:

"IV

This corporation is authorized to issue TEN MILLION (10,000,000) shares of common stock consisting of ONE HUNDRED THOUSAND (100,000) shares of no par value Series 1 common voting stock and NINE MILLION NINE HUNDRED THOUSAND (9,900,000) shares of no par value Series 2 common nonvoting stock. All rights, preferences, privileges and restrictions granted to both series of common stock shall be the same except Series 1 shall have exclusive voting rights and Series 2 shall have no voting rights except those expressly permitted by law. Upon the effectiveness of this Amendment, for those shareholders currently owning the common voting stock, the common voting stock shall be converted to TEN (10) shares of Series 1 common voting stock and NINE HUNDRED NINETY (990) shares of Series 2 common nonvoting stock."

2. The foregoing Amendment of Articles of Incorporation has been duly approved by a majority of the Board of Directors.

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is ONE THOUSAND (1,000) common shares. The number of shares voting in favor of the Amendment exceeded the majority FIVE HUNDRED AND ONE (501) shares vote required.

4. The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on October 1, 2008 in Orange County, California.

JENNY BUETTNER
President and Secretary

A0700010


OFFICE OF THE SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

State of California
Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) is a full, true and correct copy of the original record in the custody of this office.


THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JAN 27 2010

Debra Bowen

DEBRA BOWEN
Secretary of State

Sec/State Form CE-109 (REV 01/2009)

OSP 09 113643

A0700010

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

JAN 19 2010

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

SHIBUE COUTURE, INC.

I, **JENNY BUETTNER**, certify that:

I am the duly elected President and Secretary of **SHIBUE COUTURE, INC.**, a California corporation.

1. On or about the 21st day of October, 2009, all Voting and Non-Voting Shareholders and the Board of Directors recognized that their shares were being diluted and duly voted and approved such dilution.

2. On or about the 21st day of October, 2009, the Board of Directors voted to amend Article IV of the Corporation's Articles of Incorporation to read as follows:

"IV

This corporation is authorized to issue TEN MILLION (10,000,000) shares of common stock consisting of EIGHT MILLION (8,000,000) shares of no par value Series 1 common voting stock and TWO MILLION (2,000,000) shares of no par value Series 2 common nonvoting stock. All rights, preferences, privileges and restrictions granted to both series of common stock shall be the same except Series 1 shall have exclusive voting rights and Series 2 shall have no voting rights except those expressly permitted by law. Upon the effectiveness of this Amendment, for those shareholders currently owning the common voting stock, TEN THOUSAND (10,000) Shares of Series 1 common voting stock shall remain TEN THOUSAND (10,000) Shares of Series 1 common voting stock; NINE HUNDRED NINETY THOUSAND (990,000) shares of Series 2 common nonvoting stock shall remain NINE HUNDRED NINETY THOUSAND (990,000) shares of Series 2 common nonvoting stock."

3. The foregoing Amendment of Articles of Incorporation has been duly approved by a majority of the Board of Directors.

4. The foregoing Amendment of Articles of Incorporation has been duly approved by all of the voting shareholders.

5. The foregoing Amendment of Articles of Incorporation has been duly approved by all of the non-voting shareholders.

6. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of all shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding voting and non-voting shares of the Corporation is ONE MILLION (1,000,000) common shares. The total number of outstanding Series 1 common voting shares is TEN THOUSAND (10,000) and the total number of outstanding common non-voting shares is NINE HUNDRED NINETY THOUSAND (990,000). The number of shares voting in favor of the Amendment exceeded the majority FIVE HUNDRED AND ONE THOUSAND (501,000) shares vote required. Further, the percentage of required voting exceeded the majority of the outstanding shares of Series 1 and Series 2, and voted as a separate class.

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on October 21, 2009 in Orange County, California.

JENNY BUETTNER
President and Secretary

OFFICE OF THE SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA